INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Smithway Motor Xpress Corp.

We consent to the use of our reports incorporated herein by reference.

                              /s/ KPMG Peat Marwick LLP

                              KPMG Peat Marwick LLP

Des Moines, Iowa
February 6, 1997